		James M. Halley Q.C., 2	David W. Buchanan, Q.C.	Derek J. Mullan, Q.C.
		R. Stuart Wells	M. Douglas Howard	W.W. Lyall D. Knott, Q.C.
		William A. Ruskin, 1	Patrick A. Williams	Alexander Petrenko
		Bernard Pinsky, 4	Roy A. Nieuwenburg	William C. Helgason
		William D. Holder	Nigel P. Kent, 1	Douglas W. Lahay
		David W. Kington	Diane M. Bell	Anne L.B. Kober
		R. Brock Johnston	Neil P. Melliship	Kenneth K.C. Ing, 11, 13
		Darren T. Donnelly	Mark S. Weintraub	Neo J. Tuytel
		Ross D. Tunnicliffe	Kevin J. MacDonald	Don C. Sihota
		R. Barry Fraser	James A. Speakman	Kerstin R. Tapping
		Ethan P. Minsky, 6, 7, 9	Brock H. Smith	Nicole M. Byres
		D. Lawrence Munn, 8	John C. Fiddick	R. Glen Boswall
		Hannelie G. Stockenstrom, 12	Bonnie S. Elster	Virgil Z. Hlus, 4
		Samantha Ip	Jonathan L.S. Hodes, 1, 5	William L. Macdonald, 8
		Aaron B. Singer	L.K. Larry Yen, 10	Peter M. Tolensky
		Thea L. Koshman, 1	Tony Fogarassy	Allyson L. Baker, 3
		Warren G. Brazier, 4	Amy A. Mortimore	Veronica P. Franco
		Krista Prockiw	Brent C. Clark	Jane Glanville
		Conrad Y. Nest, 10	C. Michelle Tribe	James T. Bryce, 1
		Richard T. Weiland	Adam I. Zasada	Cam McTavish
Reply Attention of Direct Tel. EMail Address Our File No.	L.K. Larry Yen 604.891.7715 lky@cwilson.com 32670-01 / CW1859168.1	Steve Veitch	Lisa D. Hobman	Valerie S. Dixon
		Jonathan C. Lotz	Dianne D. Rideout	Tasha L. Coulter
		David J. Fenrich	Kari Richardson	Vikram Dhir, 1
		Adam M. Dlin	Marta C. Davidson	Sarah W. Jones
		Michal Jaworski	Shauna K. Towriss	R. Brad Kielmann
Kyle M. Wilson

Associate Counsel: Michael J. Roman

Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

July 18, 2008 Tornado Gold International Corporation 8600 Technology Way, Suite 118 Reno, NV 89521 United States of America	Canada 1Alberta 2 Manitoba 3 Ontario	United States 4 California 5 Colorado 6 District of Columbia 7 Florida 8 New York 9 Virginia 10 Washington	International 11 Hong Kong 12 South Africa 13 United Kingdom

Attention:           Earl Abbott, President and Chief Executive Officer

Dear Sirs:

Re:	Tornado Gold International Corporation - Registration Statement on Form S-1/A filed on July 18, 2008

           We have acted as counsel to Tornado Gold International Corporation (the "Company"), a Delaware corporation, in connection with the preparation of a registration statement on Form S-1/A (the "Registration Statement") through which up to 5,980,000 shares of the Company's common stock (the "Registered Shares") are being registered pursuant to the Securities Act of 1933, for resale by certain selling shareholders named in the Registration Statement as further described in the Registration Statement filed on July 18, 2008. As more particularly described in the Registration Statement, filed on July 18, 2008, the Company is registering for resale 5,980,000 shares of common stock of the Company, representing those shares of the Company’s common stock that are issuable to certain stockholders upon exercise of warrants issued in connection with the Private Placement Subscription Agreements entered into between the selling stockholders and the Company dated July 18, 2006.

           In connection with this opinion, we have examined the originals or copies of the corporate instruments, certificates and other documents of the Company, including the following documents:

(a)	Articles of Incorporation of the Company;

(b)	Bylaws of the Company;

(c)	Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

HSBC Building 800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

(d)	The Registration Statement; and

(e)	The Prospectus (the "Prospectus") constituting a part of the Registration Statement.

           We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements of officers or representatives of the Company.

           Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the 5,980,000 shares of common stock of the Company that are issuable to certain stockholders upon exercise of warrants issued in connection with the Private Placement Subscription Agreements entered into between the selling stockholders and the Company dated July 18, 2006, if the warrants are exercised in accordance with their terms which have been duly authorized by the Company and, if and when these warrant shares are issued upon the exercise of the warrants in accordance with their terms, these warrant shares will be duly and validly authorized and issued as fully paid and non-assessable;

           This opinion letter is opining upon and is limited to the current federal laws of the United States and the laws of the State of Delaware, including the statutory provisions, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws be changed after the effective date of the Registration Statement by legislative action, judicial decision or otherwise.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Prospectus, and to our being named in the Registration Statement.

Yours truly,

/s/ CLARK WILSON LLP

cc: United States Securities and Exchange Commission